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                                                                  EXHIBIT 10.53


                   INDEPENDENT CONTRACTOR SERVICES AGREEMENT

     This Independent Contractor Services Agreement ("CONTRACTOR AGREEMENT") is made and entered into by and between Invitrogen Corporation ("COMPANY"), a Delaware corporation, having a principal place of business at 1600 Faraday Avenue, Carlsbad, California 92008, and Lyle C. Turner, an individual ("CONTRACTOR") whose address is PO Box 906, Rancho Santa Fe, CA, 92067. In consideration of the promises and mutual agreements hereinafter set forth, and expressly contingent on Contractor fully executing and not revoking the Confidential Separation Agreement and General Release of All Claims ("SEPARATION AGREEMENT") of even date herewith, it is agreed by and between the undersigned as follows:

     1. Engagement of Services. Company hereby agrees to retain Contractor as a consultant, in an independent contractor relationship, effective January 1, 2003 ("EFFECTIVE DATE"), pursuant to the terms of this Contractor Agreement. Contractor's consulting services will include, but not be limited to, advising management and Company's Board of Directors on matters relating to strategic direction and merger and acquisition strategy. Company will consult with Contractor on an as-needed basis, at the discretion of the Company. Contractor agrees to make himself available for consulting services for up to ten (10) hours per month.

     2.   Compensation.

          2.1 Fees for Services. Company shall pay Contractor a total fee for services rendered of One Million Four Hundred Thirty Thousand Dollars ($1,430,000) (the "FEE"). The Fee will be paid in four (4) equal quarterly installments by wire transfer to Contractor's account pursuant to wiring instructions that shall be provided to Company in writing by Contractor. Such payments will be made on the dates set forth below.

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          INSTALLMENT                        PAYMENT DATE
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          1st Installment                    March 31, 2003
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          2nd Installment                    June 30, 2003
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          3rd Installment                    September 30, 2003
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          4th and Final Installment          December 31, 2003
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          2.2  Expenses. Company shall reimburse Contractor for reasonable expenses incurred in connection with Contractor's performance of services under this Contractor Agreement, provided that expenses in excess of $500 are approved in advance by Company and Contractor promptly provides documentation satisfactory to Invitrogen to support Contractor's request for reimbursement and provided further that Contractor may require Company to advance approved expenses in excess of $500. Reimbursements for such expenses shall be made within thirty (30) days of receiving supporting documentation from Contractor.

     3. Independent Contractor Relationship. Contractor's relationship with Company will be that of an independent contractor, and nothing in this Contractor Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment


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relationship. Contractor will not be entitled under this Contractor Agreement to any of the benefits that Company may make available to its employees, including, but not limited to, group health, life insurance, profit-sharing or retirement benefits, paid vacation, holidays or sick leave, or workers' compensation insurance. Contractor will not be authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by Company's Board of Directors. Contractor will be solely responsible for obtaining any business or similar licenses required by any federal, state or local authority. In addition, Contractor will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Contractor Agreement. No part of Contractor's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Contractor by filing a Form 1099-MISC with the Internal Revenue Service as required by law.

          3.1 Method of Performing Services; Results. In accordance with Company objectives, Contractor will determine the method, details and means of performing the services required by this Contractor Agreement. Company shall have no right to, and shall not, control the manner or determine the method of performing Contractor's services. Contractor shall provide the services for which Contractor is engaged to the reasonable satisfaction of Company.

          3.2 Workplace, Hours and Instrumentalities. Contractor may perform the services required by this Contractor Agreement at any place or location and at such times as Contractor shall determine. Contractor agrees to provide all tools and instrumentalities, if any, required to perform the services under this Contractor Agreement.

     4.   Protection of Proprietary Rights.

          4.1 Definition of Confidential Information. "CONFIDENTIAL INFORMATION" as used in this Contractor Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, computer files and models, and formulae related to the past, current, future and proposed products and services of Company, Company's suppliers and customers, and includes, without limitation, Company innovations, Company property, and Company's information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

          4.2 Nondisclosure and Nonuse Obligations. Contractor agrees to protect the confidentiality of all Confidential Information and, except as permitted in this section, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform services as a consultant under this Contractor Agreement for the benefit of the Company. Contractor will immediately give notice to Company of any unauthorized use or unauthorized disclosure of the Confidential Information. Contractor agrees to assist Company in remedying any such unauthorized use or unauthorized disclosure of the Confidential Information. Contractor also agrees not to communicate any information to Company in violation of the proprietary rights of any third party.


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          4.3  Exclusion from Nondisclosure and Nonuse Obligations. Contractor's obligations under Section 4.2 ("NONDISCLOSURE AND NONUSE OBLIGATIONS") with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Company; or (c) was developed by Contractor independently of and without reference to any information communicated to Contractor by Company. A disclosure of Confidential Information by Contractor, either (i) in response to a valid order by a court or other governmental body,
(ii) otherwise required by law, or (iii) necessary to establish the rights of either party under this Contractor Agreement, shall not be considered to be a breach of this Contractor Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

          4.4 Ownership and Return of Company Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Contractor Agreement, and all other property of Company (including, without limitation, all Confidential Information, computers, computer software and computer disks), (collectively, the "COMPANY PROPERTY") are the sole and exclusive property of Company or Company's suppliers or customers, and Contractor hereby does and will assign to Company all rights, title and interest Contractor may have or acquire in the Company Property. Contractor also acknowledges and agrees that all work product developed by him alone or in conjunction with others in connection with the performance of services pursuant to this Contractor Agreement is and shall be the sole property of Company, and Contractor shall retain no ownership, interest or rights therein. Upon termination of this Contractor Agreement, for any reason, or no later than five (5) days after Company's request, Contractor will immediately destroy or deliver to Company, at Company's option, (a) all Company Property, including all copies and excerpts of same, (b) all tangible media of expression in Contractor's possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Contractor's compliance with Contractor's obligations under this sentence.

          4.5 Continuing Obligations Under Confidentiality Agreements. Contractor acknowledges that the Trade Secrets New Employee Orientation Agreement dated August 12, 1997 and the Employee's Agreement Relating to Company Information and Technology dated May 14, 1997, he signed during his employment with Company and the Company's Insider Trading Policy executed by Contractor contemporaneously with this Contractor Agreement (collectively referred to as the "CONFIDENTIALITY AGREEMENTS") will remain in effect during the term of this Contractor Agreement, and Contractor agrees to continue to comply with the Confidentiality Agreements during the term of this Contractor Agreement. Contractor also recognizes that certain provisions of the Confidentiality Agreements survive the termination of this Contractor Agreement, and Contractor agrees to comply with all such surviving provisions. The parties agree that the provisions of Item 6.2 and 8 of The Employee's Agreement Relating to Company Information and Technology dated May 14, 1997 that Contractor signed in connection with his employment as continued during the term of this Contractor Agreement are limited in their application to matters which relate to the business of Company, which are based on or derived from Company Information, which result from work performed for Company, or which are made with the use of Company equipment, supplies or facilities.


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     5.   No Conflict of Interest. During the term of this Contractor Agreement,
Contractor will not accept work, enter into a contract, provide financial support, or accept an obligation, inconsistent or incompatible with his obligations, or the scope of services rendered for Company under this Contractor Agreement, including, but not limited to, directly or indirectly competing with Company in any way, including, without limitation, engaging in competitive research and development activities, or acting as an officer, director, partner, manager, employee, consultant, stockholder, volunteer, lender, principal or agent of any business enterprise of the same nature as, or which is in direct competition with, any business in which Company is now engaged or in which Company becomes engaged during the term of this Contractor Agreement. Contractor warrants that, to the best of his knowledge, there is no other contract or duty on his part that conflicts with or is inconsistent with this Contractor Agreement. Notwithstanding the above, Contractor is permitted to own up to 1% of the listed or traded stock of any publicly held corporation. For purposes of this section 5, the term "Company" shall mean and include Company, any subsidiary or affiliate of Company and any successor to the business of Company (by merger, consolidation, sale of assets or stock or otherwise).

     6.   Term and Termination.

          6.1 Automatic Termination Upon Expiration of Term. The term of this Contractor Agreement will commence on January 1, 2003 and terminate automatically on December 31, 2003.

          6.2 Early Termination by Company. Company may terminate this Contractor Agreement (a) immediately upon Contractor's material breach of section 4 ("PROTECTION OF PROPRIETARY RIGHTS"), section 5 ("CONFLICT OF INTEREST") or the Separation Agreement; or (b) thirty (30) days after Company's delivery to Contractor of written notice of Contractor's material breach of any other provision or obligation owed by Contractor under this Contractor Agreement which is not cured by him within such thirty (30) day period.

          6.3 Early Termination by Contractor. Contractor may terminate this Contractor Agreement for a material breach by Company if Company has not cured the breach within thirty (30) days of receiving written notice from Contractor; provided, however, that no such notice or cure provision shall apply with respect to the payment of the Fee described in section 2.1 above.

          6.4 Payment of Fees Cease Upon Termination. Upon termination of this Contractor Agreement pursuant to section 6.2, Company shall immediately cease payment of the Fee described in section 2 above. Upon termination of this Contractor Agreement pursuant to section 6.3, any portion of the Fee not yet paid to Contractor shall become due and payable upon demand by Contractor. Any amount not timely paid to Contractor shall bear interest at the rate of two percent (2%) per month, compounded daily.

     7. Nonsolicitation. Contractor understands and agrees that Company believes its employees and customers and any information regarding Company's employees and/or customers is confidential and constitutes trade secrets. Accordingly, Contractor agrees that during the term of this Contractor Agreement and for a period of one (1) year after the termination of this Contractor Agreement, Contractor will not, either directly or indirectly, separately or in association with others: (a) take action likely to interfere with, impair, disrupt or damage Company's relationship with any of its customers, customer prospects, vendors, contractors, collaborators, joint venturers, partners, licensors, or licensees by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business or

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opportunities from Company; or (b) interfere with, impair, disrupt or damage
Company's business by soliciting or attempting to hire any of Company's employees or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company; provided, however, that Contractor being named as a referral on the resume of a Company employee and Contractor responding to inquiries resulting therefrom shall not violate this Agreement.

     8.   General Provisions.

          8.1 Successors and Assigns. Contractor may not subcontract or otherwise delegate Contractor's obligations under this Contractor Agreement without Company's prior written consent. Subject to the foregoing, this Contractor Agreement will be for the benefit of Company's successors and assigns, and will be binding on Contractor's assignees.

          8.2 Notices. Any notice required or permitted by this Contractor Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally;
(b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

          8.3 Governing Law. This Contractor Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Contractor Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

          8.4 Severability. If any provision of this Contractor Agreement is held by a court of law to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (b) the legality, validity and enforceability of the remaining provisions of this Contractor Agreement shall not be affected or impaired thereby.

          8.5 Waiver; Modification. No term or provision hereof will be considered waived by either party, and no breach excused, unless such waiver or consent is in writing and signed by Company's Chairman of the Board of Directors and Contractor. The waiver of, or consent to, a breach of any provision of this Contractor Agreement shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by either party. This Contractor Agreement may be amended or modified only in writing by mutual agreement of authorized representatives of the parties.

          8.6 Injunctive Relief for Breach. Contractor agrees that his obligations under this Contractor Agreement are of a unique character that gives them particular value; Contractor's breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

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     8.7  Survival. The definitions contained herein and the rights and obligations contained in sections 4 ("Protection of Proprietary Rights"), 7 ("Nonsolicitation"), and 8 ("General Provisions") will survive any termination or expiration of this Contractor Agreement.

     8.8 Counterparts. This Contractor Agreement may be executed in counterparts. The execution of a signature page of this Contractor Agreement shall constitute the execution of the Contractor Agreement, and the Contractor Agreement shall be binding on each party upon the date of signature, if each party executes such counterpart.

     8.9 Entire Agreement. This Contractor Agreement constitutes the entire agreement between the parties relating to the provision of consulting services by Contractor to Company and supersedes all prior or contemporaneous oral or written agreements concerning this subject matter. The terms of this Contractor Agreement will govern all consulting services undertaken by Contractor for Company.

IN WITNESS WHEREOF, the parties have executed this Contractor Agreement on 12/13, 2002.

INVITROGEN CORPORATION                       CONTRACTOR

By: /s/ John A. Cottingham                   By: /s/ Lyle C. Turner
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   John A. Cottingham                           Lyle C. Turner
   Vice President, General Counsel
     and Secretary


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